News Release

Trustmark Corporation Announces First Quarter 2013 Financial Results
and Declares $0.23 Quarterly Dividend

Results include impact of BancTrust merger from acquisition date

JACKSON, Miss. – April 23, 2013 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $24.9 million in the first quarter of 2013, which resulted in diluted earnings per share of $0.38.  Included in first quarter results were non-routine merger costs that reduced after-tax net income by $5.8 million, or approximately $0.08 per diluted share.  Excluding these non-routine merger costs, net income available to common shareholders totaled $30.6 million, or $0.46 per diluted share, in the first quarter of 2013.  Trustmark’s performance during the first three months of 2013 produced a return on average tangible common equity of 10.82%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable June 15, 2013, to shareholders of record on June 1, 2013.

On February 15, 2013, Trustmark completed its previously announced merger with BancTrust Financial Group, Inc. (“BancTrust”), headquartered in Mobile, Alabama.  The results of the merger are reflected in Trustmark’s financial information from the date of acquisition.  As of March 31, 2013, acquired loans and deposits from BancTrust totaled $929.1 million and $1.7 billion, respectively.  During the first quarter of 2013, revenue attributable to BancTrust totaled $9.4 million while net income, excluding non-routine merger charges, totaled $2.0 million.

Gerard R. Host, President and CEO, stated, “Trustmark experienced a great start to the year as indicated by our solid financial results in the first quarter and the successful completion of the largest merger in our history.  During the first quarter, total revenue increased 6.6% to $133.3 million due to the continued strong performance of our banking, mortgage banking, wealth management, and insurance businesses while credit quality continued to experience significant improvements, as evidenced by reduced net charge-offs and provisioning.”

“During the quarter, we welcomed the customers and associates of BancTrust to the Trustmark family.  With the completion of the merger, the Trustmark franchise expanded to attractive Alabama markets, including Mobile, Montgomery and Selma, as well as increased in scale within our existing Florida markets.  This merger, which is meaningfully accretive to earnings per share, provides significant opportunity to generate additional revenue by delivering Trustmark’s full suite of banking, mortgage, wealth management and insurance services to these new markets.   We have successfully completed operational conversion of all banking systems and are able to provide our customers the convenience and service they expect through 220 offices across our five-state franchise.   Thanks to our dedicated associates, solid profitability and strong capital base, we are well-positioned to continue providing value for our customers and shareholders,” said Host.

Credit Quality
•	Significant reduction in classified and criticized loan balances
•	Excluding other real estate acquired from BancTrust, nonperforming assets declined to lowest level in 17 quarters
•	Improved credit quality reflected in reduced net charge-offs and provisioning

Nonperforming loans totaled $83.3 million at March 31, 2013, an increase of 1.2% from the prior quarter and a decline of 21.2% from the prior year.  Foreclosed other real estate increased $40.2 million, or 51.4% from the prior quarter, and $42.7 million, or 56.3% from the prior year, to total $118.4 million, of which $41.2 million was attributable to the BancTrust merger.  Excluding other real estate from the BancTrust merger, other real estate declined $951 thousand, or 1.2%, from the prior quarter.  Collectively, nonperforming assets totaled $201.7 million at March 31, 2013, an increase of 25.6% from prior quarter and 11.1% from levels one year earlier.

During the first quarter, recoveries exceeded charge-offs, resulting in a net recovery of $1.1 million, which represented -0.08% of average loans, excluding acquired loans.  This compares to net charge-offs of $4.3 million, or 0.29% of average loans, in the prior quarter and $1.9 million, or 0.13% of average loans, one year earlier.  During the first quarter of 2013, Trustmark’s provision for loan losses for loans held for investment was a negative $3.0 million as a result of the net recovery position and improved credit quality.  During the first quarter, Trustmark experienced a decline of $19.7 million, or 7.8%, in classified loans and a decline of $15.0 million, or 4.6%, in criticized loans relative to the prior quarter.  Relative to figures one year earlier, classified loan balances decreased $76.9 million, or 24.7%, while criticized loan balances decreased $86.2 million, or 21.6%.

Allocation of Trustmark’s $76.9 million allowance for loan losses represented 1.56% of commercial loans and 0.98% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.40% at March 31, 2013, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 145.8% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Balance Sheet Management
•	Average earning assets increased $736.6 million to $9.4 billion
•	Net interest income (FTE) totaled $92.6 million, resulting in 3.98% NIM

During the first quarter total loans, including held for investment and acquired loans, increased $798.8 million to total $6.5 billion; this growth included acquired loans from BancTrust.  Loans held for investment totaled $5.5 billion, down $118.4 million from the prior quarter due to the planned runoff of $124.6 million in the 1-4 family mortgage portfolio.  As previously indicated, Trustmark elected to sell the majority of these lower-rate, longer-term mortgages in the secondary market rather than replace runoff in this portfolio.

Commercial and industrial loans increased $37.3 million during the quarter, reflecting growth in Trustmark’s Texas, Tennessee and Alabama markets of $15.7 million, $15.0 million and $6.2 million, respectively.  Construction and land development loans increased $16.4 million during the quarter, reflecting growth in Trustmark’s Alabama, Mississippi, Tennessee and Texas markets.

Deposits totaled $9.9 billion at March 31, 2013, an increase of $2.0 billion from the prior quarter.  Approximately $1.7 billion of this growth was attributable to the BancTrust merger with the balance in growth occurring across Trustmark’s legacy franchise.  At March 31, 2013, noninterest-bearing deposits totaled $2.5 billion to represent 25.6% of deposits.

During the first quarter of 2013, average earning assets increased $736.6 million to $9.4 billion, driven by growth in both the loan and investment portfolios.  Average total loans increased $346.7 million to $6.3 billion while average investment securities expanded $388.5 million to $3.1 billion.  Average deposits increased $1.0 billion from the prior quarter to total $8.8 billion.

Net interest income (FTE) in the first quarter totaled $92.6 million, resulting in a four basis point expansion of the net interest margin to 3.98%. This increase from the prior quarter was attributable to the addition of higher yielding acquired loans from the BancTrust merger. The net interest margin excluding acquired loans was 3.66%, a decline of 11 basis points from the prior quarter.  This reduction in margin was primarily attributable to a decline in yield on securities that was partially offset by a modest reduction in the cost of interest-bearing deposits.

Capital Strength
•	Maintained strong capital base upon completion of BancTrust merger
•	Tangible common equity to tangible assets ratio of 8.20%
•	Total risk-based capital ratio of 14.52%

Trustmark’s total common equity was $1.35 billion at March 31, 2013, up $65.6 million from December 31, 2012.  This increase included the issuance of 2.24 million common shares valued at $53.5 million as consideration in the BancTrust merger.  During the quarter, goodwill and identifiable intangible assets increased $107.3 million principally due to the acquisition; as a result, tangible common equity totaled $937.2 million at March 31, 2013.

At March 31, 2013, Trustmark’s tangible common equity to tangible assets ratio was 8.20% while the total risk-based capital ratio was 14.52%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Noninterest Income
•	Noninterest income expanded to $44.3 million, represented 33.3% of total revenue in first quarter
•	Mortgage banking, wealth management and insurance revenue increased
•	BancTrust merger contributed approximately $2.0 million to noninterest income

Trustmark continued to achieve solid financial results from its diversified financial services businesses.  Mortgage loan production in the first quarter totaled $392.1 million, down 20.8% from the prior quarter and 5.5% from levels one year earlier, due principally to the decline in refinancing activity following an extended low interest rate environment.  Despite a decline from record mortgage production levels, the profitability of Trustmark’s mortgage banking unit increased 2.2% from the prior quarter to $11.6 million.  This level of performance reflected stable mortgage servicing income, significant secondary marketing gains and effective mortgage servicing hedging strategies.

Insurance revenue totaled $7.2 million, an increase of 5.2% from the prior quarter and 9.6% relative to figures one year earlier due to expanded business development efforts as well as the continued firming of insurance rates.  Wealth Management income totaled $6.9 million in the first quarter, an increase of $694 thousand, or 11.2%, from the prior quarter; BancTrust contributed approximately $576 thousand of the increase during the quarter.

Service charges on deposit accounts totaled $11.7 million in the first quarter, reflecting a seasonal decline from the prior quarter, and included a $498 thousand contribution from BancTrust.  Bank card and other fees totaled $7.9 million in the first quarter and included contributions from BancTrust of approximately $461 thousand.  Excluding the contributions of BancTrust, bank card and other fees declined $495 thousand reflecting a seasonal decline from the previous quarter.   Other income totaled a negative $1.2 million compared to a negative $2.0 million for the prior quarter and can be attributed to a reduction in the amortization of partnership interest for tax credits during the quarter of $1.1 million.

Noninterest Expense
•	Noninterest expense, excluding merger-related expenses of $9.4 million, totaled $92.8 million
•	Merger-related efficiencies will continue to be realized throughout 2013

Noninterest expense in the first quarter totaled $102.1 million and included non-routine merger- related expense of $9.4 million as well as operating expenses for BancTrust of approximately $6.7 million.  Excluding these two items, noninterest expense totaled $86.1 million, a decline of $1.2 million from the prior quarter.  Further adjustment to exclude ORE and foreclosure expense result in noninterest expense of $82.6 million in the first quarter, a decline of $1.5 million from comparable figures in the prior quarter.

Salaries and employee benefits expense totaled $53.6 million in the first quarter, including BancTrust-related expense of $4.9 million (including severance and change in control payments of $1.4 million).  Excluding BancTrust-related expense, salaries and employee benefits expense totaled $48.7 million in the first quarter of 2013, down $1.0 million, or 2.1%, from the prior quarter.  Other expense totaled $18.1 million and included merger-related expense of $7.9 million, as well as other operating expense of $917 thousand related to BancTrust.  Excluding these merger-related expenses, other expense declined $1.2 million, or 11.9%, relative to the prior quarter due to reductions in mortgage loan-related expense.

In March 2013, BancTrust’s operating systems were successfully converted to Trustmark’s banking platform.  Additional consolidation and cost reduction opportunities will be realized during the course of the year in a manner designed to preserve customer relationships and maintain customer service.

Trustmark continued realignment of its branch network to enhance productivity and efficiency.  As previously announced, two of Trustmark’s Houston offices were consolidated into a new administrative office on April 1.  In addition, five overlapping offices in the Florida Panhandle will be consolidated in early May as a result of the BancTrust merger; following these consolidations, Trustmark will have 17 convenient locations in the Bay, Okaloosa and Walton County area.  Trustmark also announced plans to expand in the Oxford, Mississippi market with the purchase of two branch offices and the assumption of selected deposit accounts of approximately $11.8 million from SOUTHBank, F.S.B. This transaction, which is subject to regulatory approval and customary closing conditions, is expected to be completed during the summer of 2013.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 24, 2013, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 8, 2013, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through approximately 220 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the business and realize cost savings and any other synergies from the BancTrust merger as well as the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2013	12/31/2012	3/31/2012	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,836,051	$2,466,738	$2,327,572	$369,313	15.0%	$508,479	21.8%
Securities AFS-nontaxable	167,773	169,906	160,870	(2,133)	-1.3%	6,903	4.3%
Securities HTM-taxable	48,632	26,510	33,270	22,122	83.4%	15,362	46.2%
Securities HTM-nontaxable	16,648	17,443	21,598	(795)	-4.6%	(4,950)	-22.9%
Total securities	3,069,104	2,680,597	2,543,310	388,507	14.5%	525,794	20.7%
Loans (including loans held for sale)	5,741,340	5,834,525	6,014,133	(93,185)	-1.6%	(272,793)	-4.5%
Acquired loans:
Noncovered loans	530,643	82,317	19,931	448,326	n/m	510,712	n/m
Covered loans	49,815	58,272	75,612	(8,457)	-14.5%	(25,797)	-34.1%
Fed funds sold and rev repos	6,618	8,747	9,568	(2,129)	-24.3%	(2,950)	-30.8%
Other earning assets	34,661	31,168	34,102	3,493	11.2%	559	1.6%
Total earning assets	9,432,181	8,695,626	8,696,656	736,555	8.5%	735,525	8.5%
Allowance for loan losses	(86,447)	(88,715)	(92,062)	2,268	-2.6%	5,615	-6.1%
Cash and due from banks	270,740	238,976	232,139	31,764	13.3%	38,601	16.6%
Other assets	1,183,493	972,748	918,273	210,745	21.7%	265,220	28.9%
Total assets	$10,799,967	$9,818,635	$9,755,006	$981,332	10.0%	$1,044,961	10.7%

Interest-bearing demand deposits	$1,703,336	$1,545,967	$1,545,045	$157,369	10.2%	$158,291	10.2%
Savings deposits	2,767,747	2,275,569	2,339,166	492,178	21.6%	428,581	18.3%
Time deposits less than $100,000	1,268,619	1,120,735	1,190,888	147,884	13.2%	77,731	6.5%
Time deposits of $100,000 or more	893,104	760,363	825,214	132,741	17.5%	67,890	8.2%
Total interest-bearing deposits	6,632,806	5,702,634	5,900,313	930,172	16.3%	732,493	12.4%
Fed funds purchased and repos	266,958	388,007	437,270	(121,049)	-31.2%	(170,312)	-38.9%
Short-term borrowings	66,999	85,313	84,797	(18,314)	-21.5%	(17,798)	-21.0%
Long-term FHLB advances	4,580	-	-	4,580	n/m	4,580	n/m
Subordinated notes	49,874	49,866	49,842	8	0.0%	32	0.1%
Junior subordinated debt securities	77,989	61,856	61,856	16,133	26.1%	16,133	26.1%
Total interest-bearing liabilities	7,099,206	6,287,676	6,534,078	811,530	12.9%	565,128	8.6%
Noninterest-bearing deposits	2,199,043	2,115,784	1,869,758	83,259	3.9%	329,285	17.6%
Other liabilities	176,210	126,953	122,668	49,257	38.8%	53,542	43.6%
Total liabilities	9,474,459	8,530,413	8,526,504	944,046	11.1%	947,955	11.1%
Shareholders' equity	1,325,508	1,288,222	1,228,502	37,286	2.9%	97,006	7.9%
Total liabilities and equity	$10,799,967	$9,818,635	$9,755,006	$981,332	10.0%	$1,044,961	10.7%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2013	12/31/2012	3/31/2012	$ Change	% Change	$ Change	% Change
Cash and due from banks	$242,896	$231,489	$213,500	$11,407	4.9%	$29,396	13.8%
Fed funds sold and rev repos	5,926	7,046	6,301	(1,120)	-15.9%	(375)	-6.0%
Securities available for sale	3,546,083	2,657,745	2,595,664	888,338	33.4%	950,419	36.6%
Securities held to maturity	73,666	42,188	52,010	31,478	74.6%	21,656	41.6%
Loans held for sale (LHFS)	207,758	257,986	227,449	(50,228)	-19.5%	(19,691)	-8.7%
Loans held for investment (LHFI)	5,474,396	5,592,754	5,774,753	(118,358)	-2.1%	(300,357)	-5.2%
Allowance for loan losses	(76,900)	(78,738)	(90,879)	1,838	-2.3%	13,979	-15.4%
Net LHFI	5,397,496	5,514,016	5,683,874	(116,520)	-2.1%	(286,378)	-5.0%
Acquired loans:
Noncovered loans	1,003,127	81,523	100,669	921,604	n/m	902,458	n/m
Covered loans	47,589	52,041	74,419	(4,452)	-8.6%	(26,830)	-36.1%
Allowance for loan losses, acquired loans	(6,458)	(6,075)	(773)	(383)	6.3%	(5,685)	n/m
Net acquired loans	1,044,258	127,489	174,315	916,769	n/m	869,943	n/m
Net LHFI and acquired loans	6,441,754	5,641,505	5,858,189	800,249	14.2%	583,565	10.0%
Premises and equipment, net	210,789	154,841	156,158	55,948	36.1%	54,631	35.0%
Mortgage servicing rights	51,529	47,341	45,893	4,188	8.8%	5,636	12.3%
Goodwill	366,366	291,104	291,104	75,262	25.9%	75,262	25.9%
Identifiable intangible assets	49,361	17,306	18,821	32,055	n/m	30,540	n/m
Other real estate, excluding covered other real estate	118,406	78,189	75,742	40,217	51.4%	42,664	56.3%
Covered other real estate	5,879	5,741	5,824	138	2.4%	55	0.9%
FDIC indemnification asset	20,198	21,774	28,260	(1,576)	-7.2%	(8,062)	-28.5%
Other assets	509,904	374,412	356,678	135,492	36.2%	153,226	43.0%
Total assets	$11,850,515	$9,828,667	$9,931,593	$2,021,848	20.6%	$1,918,922	19.3%

Deposits:
Noninterest-bearing	$2,534,287	$2,254,211	$2,024,290	$280,076	12.4%	$509,997	25.2%
Interest-bearing	7,375,144	5,642,306	6,066,456	1,732,838	30.7%	1,308,688	21.6%
Total deposits	9,909,431	7,896,517	8,090,746	2,012,914	25.5%	1,818,685	22.5%
Fed funds purchased and repos	219,769	288,829	254,878	(69,060)	-23.9%	(35,109)	-13.8%
Short-term borrowings	46,325	86,920	82,023	(40,595)	-46.7%	(35,698)	-43.5%
Long-term FHLB advances	10,969	-	-	10,969	n/m	10,969	n/m
Subordinated notes	49,879	49,871	49,847	8	0.0%	32	0.1%
Junior subordinated debt securities	94,856	61,856	61,856	33,000	53.3%	33,000	53.3%
Other liabilities	166,340	157,305	150,723	9,035	5.7%	15,617	10.4%
Total liabilities	10,497,569	8,541,298	8,690,073	1,956,271	22.9%	1,807,496	20.8%
Common stock	13,992	13,506	13,494	486	3.6%	498	3.7%
Capital surplus	342,233	285,905	282,388	56,328	19.7%	59,845	21.2%
Retained earnings	991,012	984,563	944,101	6,449	0.7%	46,911	5.0%
Accum other comprehensive
income, net of tax	5,709	3,395	1,537	2,314	68.2%	4,172	n/m
Total shareholders' equity	1,352,946	1,287,369	1,241,520	65,577	5.1%	111,426	9.0%
Total liabilities and equity	$11,850,515	$9,828,667	$9,931,593	$2,021,848	20.6%	$1,918,922	19.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2013	12/31/2012	3/31/2012	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$67,412	$69,989	$75,781	$(2,577)	-3.7%	$(8,369)	-11.0%
Interest and fees on acquired loans	12,782	4,859	2,937	7,923	n/m	9,845	n/m
Interest on securities-taxable	16,539	15,305	18,384	1,234	8.1%	(1,845)	-10.0%
Interest on securities-tax exempt-FTE	2,018	2,066	2,102	(48)	-2.3%	(84)	-4.0%
Interest on fed funds sold and rev repos	4	9	6	(5)	-55.6%	(2)	-33.3%
Other interest income	355	337	330	18	5.3%	25	7.6%
Total interest income-FTE	99,110	92,565	99,540	6,545	7.1%	(430)	-0.4%
Interest on deposits	4,909	5,061	7,353	(152)	-3.0%	(2,444)	-33.2%
Interest on fed funds pch and repos	81	140	171	(59)	-42.1%	(90)	-52.6%
Other interest expense	1,490	1,346	1,414	144	10.7%	76	5.4%
Total interest expense	6,480	6,547	8,938	(67)	-1.0%	(2,458)	-27.5%
Net interest income-FTE	92,630	86,018	90,602	6,612	7.7%	2,028	2.2%
Provision for loan losses, LHFI	(2,968)	(535)	3,293	(2,433)	n/m	(6,261)	n/m
Provision for loan losses, acquired loans	130	1,945	(194)	(1,815)	-93.3%	324	n/m
Net interest income after provision-FTE	95,468	84,608	87,503	10,860	12.8%	7,965	9.1%
Service charges on deposit accounts	11,681	12,391	12,211	(710)	-5.7%	(530)	-4.3%
Insurance commissions	7,242	6,887	6,606	355	5.2%	636	9.6%
Wealth management	6,875	6,181	5,501	694	11.2%	1,374	25.0%
Bank card and other fees	7,945	7,978	7,364	(33)	-0.4%	581	7.9%
Mortgage banking, net	11,583	11,331	7,295	252	2.2%	4,288	58.8%
Other, net	(1,191)	(2,007)	3,758	816	-40.7%	(4,949)	n/m
Nonint inc-excl sec gains (losses), net	44,135	42,761	42,735	1,374	3.2%	1,400	3.3%
Security gains (losses), net	204	18	1,050	186	n/m	(846)	-80.6%
Total noninterest income	44,339	42,779	43,785	1,560	3.6%	554	1.3%
Salaries and employee benefits	53,592	49,724	46,432	3,868	7.8%	7,160	15.4%
Services and fees	13,032	12,572	10,747	460	3.7%	2,285	21.3%
Net occupancy-premises	5,955	5,023	4,938	932	18.6%	1,017	20.6%
Equipment expense	5,674	5,288	4,912	386	7.3%	762	15.5%
FDIC assessment expense	2,021	1,075	1,775	946	88.0%	246	13.9%
ORE/Foreclosure expense	3,820	3,173	3,902	647	20.4%	(82)	-2.1%
Other expense	18,051	10,454	13,068	7,597	72.7%	4,983	38.1%
Total noninterest expense	102,145	87,309	85,774	14,836	17.0%	16,371	19.1%
Income before income taxes and tax eq adj	37,662	40,078	45,514	(2,416)	-6.0%	(7,852)	-17.3%
Tax equivalent adjustment	3,655	3,699	3,658	(44)	-1.2%	(3)	-0.1%
Income before income taxes	34,007	36,379	41,856	(2,372)	-6.5%	(7,849)	-18.8%
Income taxes	9,141	8,669	11,536	472	5.4%	(2,395)	-20.8%
Net income available to common shareholders	$24,866	$27,710	$30,320	$(2,844)	-10.3%	$(5,454)	-18.0%

Per common share data
Earnings per share - basic	$0.38	$0.43	$0.47	$(0.05)	-11.6%	$(0.09)	-19.1%

Earnings per share - diluted	$0.38	$0.43	$0.47	$(0.05)	-11.6%	$(0.09)	-19.1%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	65,983,204	64,785,457	64,297,038

Diluted	66,149,656	65,007,281	64,477,277

Period end common shares outstanding	67,151,087	64,820,414	64,765,581

OTHER FINANCIAL DATA
Return on common equity	7.61%	8.56%	9.93%
Return on average tangible common equity	10.82%	11.51%	13.41%
Return on assets	0.93%	1.12%	1.25%
Interest margin - Yield - FTE	4.26%	4.23%	4.60%
Interest margin - Cost	0.28%	0.30%	0.41%
Net interest margin - FTE	3.98%	3.94%	4.19%
Efficiency ratio (1)	67.84%	67.80%	63.70%
Full-time equivalent employees	3,164	2,666	2,611

COMMON STOCK PERFORMANCE
Market value-Close	$25.01	$22.46	$24.98
Common book value	$20.15	$19.86	$19.17
Tangible common book value	$13.96	$15.10	$14.38

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2013	12/31/2012	3/31/2012	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$-	$-	$-	$-	n/m	$-	n/m
Florida	14,046	19,314	22,174	(5,268)	-27.3%	(8,128)	-36.7%
Mississippi (2)	46,697	38,960	48,648	7,737	19.9%	(1,951)	-4.0%
Tennessee (3)	4,877	8,401	13,972	(3,524)	-41.9%	(9,095)	-65.1%
Texas	17,702	15,688	20,979	2,014	12.8%	(3,277)	-15.6%
Total nonaccrual loans	83,322	82,363	105,773	959	1.2%	(22,451)	-21.2%
Other real estate
Alabama	28,870	-	-	28,870	n/m	28,870	n/m
Florida	30,662	18,569	26,226	12,093	65.1%	4,436	16.9%
Mississippi (2)	26,457	27,771	19,240	(1,314)	-4.7%	7,217	37.5%
Tennessee (3)	18,339	17,589	17,665	750	4.3%	674	3.8%
Texas	14,078	14,260	12,611	(182)	-1.3%	1,467	11.6%
Total other real estate	118,406	78,189	75,742	40,217	51.4%	42,664	56.3%
Total nonperforming assets	$201,728	$160,552	$181,515	$41,176	25.6%	$20,213	11.1%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,772	$6,378	$1,553	$(3,606)	-56.5%	$1,219	78.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$4,469	$43,073	$39,496	$(38,604)	-89.6%	$(35,027)	-88.7%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2013	12/31/2012	3/31/2012	$ Change	% Change	$ Change	% Change
Beginning Balance	$78,738	$83,526	$89,518	$(4,788)	-5.7%	$(10,780)	-12.0%
Provision for loan losses	(2,968)	(535)	3,293	(2,433)	n/m	(6,261)	n/m
Charge-offs	(3,325)	(8,829)	(5,376)	5,504	-62.3%	2,051	-38.2%
Recoveries	4,455	4,576	3,444	(121)	-2.6%	1,011	29.4%
Net recoveries (charge-offs)	1,130	(4,253)	(1,932)	5,383	n/m	3,062	n/m
Ending Balance	$76,900	$78,738	$90,879	$(1,838)	-2.3%	$(13,979)	-15.4%

PROVISION FOR LOAN LOSSES (4)
Alabama	$676	$-	$-	$676	n/m	$676	n/m
Florida	(3,675)	(706)	739	(2,969)	n/m	(4,414)	n/m
Mississippi (2)	(1,920)	2,031	4,152	(3,951)	n/m	(6,072)	n/m
Tennessee (3)	(378)	(1,037)	(29)	659	-63.5%	(349)	n/m
Texas	2,329	(823)	(1,569)	3,152	n/m	3,898	n/m
Total provision for loan losses	$(2,968)	$(535)	$3,293	$(2,433)	n/m	$(6,261)	n/m

NET CHARGE-OFFS (4)
Alabama	$11	$-	$-	$11	n/m	$11	n/m
Florida	(849)	(237)	1,495	(612)	n/m	(2,344)	n/m
Mississippi (2)	(290)	874	251	(1,164)	n/m	(541)	n/m
Tennessee (3)	249	(43)	223	292	n/m	26	11.7%
Texas	(251)	3,659	(37)	(3,910)	n/m	(214)	n/m
Total net (recoveries) charge-offs	$(1,130)	$4,253	$1,932	$(5,383)	n/m	$(3,062)	n/m

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.08%	0.29%	0.13%
Provision for loan losses/average loans	-0.21%	-0.04%	0.22%
Nonperforming loans/total loans (incl LHFS)	1.47%	1.41%	1.76%
Nonperforming assets/total loans (incl LHFS)	3.55%	2.74%	3.02%
Nonperforming assets/total loans (incl LHFS) +ORE	3.48%	2.71%	2.99%
ALL/total loans (excl LHFS)	1.40%	1.41%	1.57%
ALL-commercial/total commercial loans	1.56%	1.59%	1.97%
ALL-consumer/total consumer and home mortgage loans	0.98%	0.97%	0.75%
ALL/nonperforming loans	92.29%	95.60%	85.92%
ALL/nonperforming loans -
(excl impaired loans)	145.83%	174.46%	181.11%

CAPITAL RATIOS
Common equity/total assets	11.42%	13.10%	12.50%
Tangible common equity/tangible assets	8.20%	10.28%	9.68%
Tangible common equity/risk-weighted assets	11.88%	14.56%	13.89%
Tier 1 leverage ratio	9.94%	10.97%	10.55%
Tier 1 common risk-based capital ratio	11.91%	14.63%	13.98%
Tier 1 risk-based capital ratio	13.09%	15.53%	14.87%
Total risk-based capital ratio	14.52%	17.22%	16.72%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Securities AFS-taxable	$2,836,051	$2,466,738	$2,409,292	$2,341,475	$2,327,572
Securities AFS-nontaxable	167,773	169,906	169,037	167,287	160,870
Securities HTM-taxable	48,632	26,510	28,333	30,136	33,270
Securities HTM-nontaxable	16,648	17,443	18,361	19,378	21,598
Total securities	3,069,104	2,680,597	2,625,023	2,558,276	2,543,310
Loans (including loans held for sale)	5,741,340	5,834,525	5,886,447	5,938,168	6,014,133
Acquired loans:
Noncovered loans	530,643	82,317	88,562	97,341	19,931
Covered loans	49,815	58,272	65,259	70,217	75,612
Fed funds sold and rev repos	6,618	8,747	6,583	5,309	9,568
Other earning assets	34,661	31,168	31,758	29,654	34,102
Total earning assets	9,432,181	8,695,626	8,703,632	8,698,965	8,696,656
Allowance for loan losses	(86,447)	(88,715)	(86,865)	(92,223)	(92,062)
Cash and due from banks	270,740	238,976	236,566	272,283	232,139
Other assets	1,183,493	972,748	958,030	947,914	918,273
Total assets	$10,799,967	$9,818,635	$9,811,363	$9,826,939	$9,755,006

Interest-bearing demand deposits	$1,703,336	$1,545,967	$1,534,244	$1,545,203	$1,545,045
Savings deposits	2,767,747	2,275,569	2,348,413	2,467,546	2,339,166
Time deposits less than $100,000	1,268,619	1,120,735	1,150,620	1,169,532	1,190,888
Time deposits of $100,000 or more	893,104	760,363	781,926	813,530	825,214
Total interest-bearing deposits	6,632,806	5,702,634	5,815,203	5,995,811	5,900,313
Fed funds purchased and repos	266,958	388,007	374,885	280,726	437,270
Short-term borrowings	66,999	85,313	81,773	80,275	84,797
Long-term FHLB advances	4,580	-	-	-	-
Subordinated notes	49,874	49,866	49,858	49,850	49,842
Junior subordinated debt securities	77,989	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	7,099,206	6,287,676	6,383,575	6,468,518	6,534,078
Noninterest-bearing deposits	2,199,043	2,115,784	2,039,729	1,998,077	1,869,758
Other liabilities	176,210	126,953	114,454	104,628	122,668
Total liabilities	9,474,459	8,530,413	8,537,758	8,571,223	8,526,504
Shareholders' equity	1,325,508	1,288,222	1,273,605	1,255,716	1,228,502
Total liabilities and equity	$10,799,967	$9,818,635	$9,811,363	$9,826,939	$9,755,006

PERIOD END BALANCES	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Cash and due from banks	$242,896	$231,489	$209,188	$284,735	$213,500
Fed funds sold and rev repos	5,926	7,046	5,295	6,725	6,301
Securities available for sale	3,546,083	2,657,745	2,724,446	2,592,807	2,595,664
Securities held to maturity	73,666	42,188	45,484	47,867	52,010
Loans held for sale (LHFS)	207,758	257,986	324,897	286,221	227,449
Loans held for investment (LHFI)	5,474,396	5,592,754	5,527,963	5,650,548	5,774,753
Allowance for loan losses	(76,900)	(78,738)	(83,526)	(84,809)	(90,879)
Net LHFI	5,397,496	5,514,016	5,444,437	5,565,739	5,683,874
Acquired loans:
Noncovered loans	1,003,127	81,523	83,110	94,013	100,669
Covered loans	47,589	52,041	64,503	66,015	74,419
Allowance for loan losses, acquired loans	(6,458)	(6,075)	(4,343)	(1,526)	(773)
Net acquired loans	1,044,258	127,489	143,270	158,502	174,315
Net LHFI and acquired loans	6,441,754	5,641,505	5,587,707	5,724,241	5,858,189
Premises and equipment, net	210,789	154,841	155,467	156,089	156,158
Mortgage servicing rights	51,529	47,341	44,211	43,580	45,893
Goodwill	366,366	291,104	291,104	291,104	291,104
Identifiable intangible assets	49,361	17,306	18,327	19,356	18,821
Other real estate, excluding covered other real estate	118,406	78,189	82,475	73,673	75,742
Covered other real estate	5,879	5,741	5,722	6,482	5,824
FDIC indemnification asset	20,198	21,774	23,979	25,309	28,260
Other assets	509,904	374,412	353,857	332,657	356,678
Total assets	$11,850,515	$9,828,667	$9,872,159	$9,890,846	$9,931,593

Deposits:
Noninterest-bearing	$2,534,287	$2,254,211	$2,118,853	$2,063,261	$2,024,290
Interest-bearing	7,375,144	5,642,306	5,685,188	5,932,596	6,066,456
Total deposits	9,909,431	7,896,517	7,804,041	7,995,857	8,090,746
Fed funds purchased and repos	219,769	288,829	408,711	297,669	254,878
Short-term borrowings	46,325	86,920	83,612	78,594	82,023
Long-term FHLB advances	10,969	-	-	-	-
Subordinated notes	49,879	49,871	49,863	49,855	49,847
Junior subordinated debt securities	94,856	61,856	61,856	61,856	61,856
Other liabilities	166,340	157,305	186,061	148,520	150,723
Total liabilities	10,497,569	8,541,298	8,594,144	8,632,351	8,690,073
Common stock	13,992	13,506	13,496	13,496	13,494
Capital surplus	342,233	285,905	284,089	283,023	282,388
Retained earnings	991,012	984,563	973,182	958,322	944,101
Accum other comprehensive
income, net of tax	5,709	3,395	7,248	3,654	1,537
Total shareholders' equity	1,352,946	1,287,369	1,278,015	1,258,495	1,241,520
Total liabilities and equity	$11,850,515	$9,828,667	$9,872,159	$9,890,846	$9,931,593

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Interest and fees on LHFS & LHFI-FTE	$67,412	$69,989	$72,554	$73,669	$75,781
Interest and fees on acquired loans	12,782	4,859	5,229	4,377	2,937
Interest on securities-taxable	16,539	15,305	15,909	17,352	18,384
Interest on securities-tax exempt-FTE	2,018	2,066	2,089	2,086	2,102
Interest on fed funds sold and rev repos	4	9	6	5	6
Other interest income	355	337	339	336	330
Total interest income-FTE	99,110	92,565	96,126	97,825	99,540
Interest on deposits	4,909	5,061	5,725	6,465	7,353
Interest on fed funds pch and repos	81	140	135	142	171
Other interest expense	1,490	1,346	1,358	1,359	1,414
Total interest expense	6,480	6,547	7,218	7,966	8,938
Net interest income-FTE	92,630	86,018	88,908	89,859	90,602
Provision for loan losses, LHFI	(2,968)	(535)	3,358	650	3,293
Provision for loan losses, acquired loans	130	1,945	2,105	1,672	(194)
Net interest income after provision-FTE	95,468	84,608	83,445	87,537	87,503
Service charges on deposit accounts	11,681	12,391	13,135	12,614	12,211
Insurance commissions	7,242	6,887	7,533	7,179	6,606
Wealth management	6,875	6,181	5,612	5,762	5,501
Bank card and other fees	7,945	7,978	6,924	8,179	7,364
Mortgage banking, net	11,583	11,331	11,150	11,184	7,295
Other, net	(1,191)	(2,007)	512	(1,150)	3,758
Nonint inc-excl sec gains (losses), net	44,135	42,761	44,866	43,768	42,735
Security gains (losses), net	204	18	(1)	(8)	1,050
Total noninterest income	44,339	42,779	44,865	43,760	43,785
Salaries and employee benefits	53,592	49,724	47,404	46,959	46,432
Services and fees	13,032	12,572	11,682	11,750	10,747
Net occupancy-premises	5,955	5,023	5,352	4,954	4,938
Equipment expense	5,674	5,288	5,095	5,183	4,912
FDIC assessment expense	2,021	1,075	1,826	1,826	1,775
ORE/Foreclosure expense	3,820	3,173	1,702	2,388	3,902
Other expense	18,051	10,454	10,399	14,899	13,068
Total noninterest expense	102,145	87,309	83,460	87,959	85,774
Income before income taxes and tax eq adj	37,662	40,078	44,850	43,338	45,514
Tax equivalent adjustment	3,655	3,699	3,629	3,411	3,658
Income before income taxes	34,007	36,379	41,221	39,927	41,856
Income taxes	9,141	8,669	11,317	10,578	11,536
Net income available to common shareholders	$24,866	$27,710	$29,904	$29,349	$30,320

Per common share data
Earnings per share - basic	$0.38	$0.43	$0.46	$0.45	$0.47

Earnings per share - diluted	$0.38	$0.43	$0.46	$0.45	$0.47

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average common shares outstanding
Basic	65,983,204	64,785,457	64,778,329	64,771,530	64,297,038

Diluted	66,149,656	65,007,281	64,992,614	64,938,697	64,477,277

Period end common shares outstanding	67,151,087	64,820,414	64,779,937	64,775,694	64,765,581

OTHER FINANCIAL DATA
Return on common equity	7.61%	8.56%	9.34%	9.40%	9.93%
Return on average tangible common equity	10.82%	11.51%	12.61%	12.74%	13.41%
Return on assets	0.93%	1.12%	1.21%	1.20%	1.25%
Interest margin - Yield - FTE	4.26%	4.23%	4.39%	4.52%	4.60%
Interest margin - Cost	0.28%	0.30%	0.33%	0.37%	0.41%
Net interest margin - FTE	3.98%	3.94%	4.06%	4.15%	4.19%
Efficiency ratio (1)	67.84%	67.80%	62.39%	66.26%	63.70%
Full-time equivalent employees	3,164	2,666	2,632	2,598	2,611

COMMON STOCK PERFORMANCE
Market value-Close	$25.01	$22.46	$24.34	$24.48	$24.98
Common book value	$20.15	$19.86	$19.73	$19.43	$19.17
Tangible common book value	$13.96	$15.10	$14.95	$14.64	$14.38

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Nonaccrual loans
Alabama	$-	$-	$-	$-	$-
Florida	14,046	19,314	21,456	22,260	22,174
Mississippi (2)	46,697	38,960	32,041	47,322	48,648
Tennessee (3)	4,877	8,401	7,388	11,171	13,972
Texas	17,702	15,688	19,773	18,927	20,979
Total nonaccrual loans	83,322	82,363	80,658	99,680	105,773
Other real estate
Alabama	28,870	-	-	-	-
Florida	30,662	18,569	22,340	23,324	26,226
Mississippi (2)	26,457	27,771	27,113	19,511	19,240
Tennessee (3)	18,339	17,589	18,545	18,850	17,665
Texas	14,078	14,260	14,477	11,988	12,611
Total other real estate	118,406	78,189	82,475	73,673	75,742
Total nonperforming assets	$201,728	$160,552	$163,133	$173,353	$181,515

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,772	$6,378	$5,699	$1,843	$1,553

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$4,469	$43,073	$39,492	$35,270	$39,496

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Beginning Balance	$78,738	$83,526	$84,809	$90,879	$89,518
Provision for loan losses	(2,968)	(535)	3,358	650	3,293
Charge-offs	(3,325)	(8,829)	(7,907)	(9,264)	(5,376)
Recoveries	4,455	4,576	3,266	2,544	3,444
Net recoveries (charge-offs)	1,130	(4,253)	(4,641)	(6,720)	(1,932)
Ending Balance	$76,900	$78,738	$83,526	$84,809	$90,879

PROVISION FOR LOAN LOSSES (4)
Alabama	$676	$-	$-	$-	$-
Florida	(3,675)	(706)	7	(770)	739
Mississippi (2)	(1,920)	2,031	466	1,141	4,152
Tennessee (3)	(378)	(1,037)	687	839	(29)
Texas	2,329	(823)	2,198	(560)	(1,569)
Total provision for loan losses	$(2,968)	$(535)	$3,358	$650	$3,293

NET CHARGE-OFFS (4)
Alabama	$11	$-	$-	$-	$-
Florida	(849)	(237)	(488)	4,491	1,495
Mississippi (2)	(290)	874	4,726	1,751	251
Tennessee (3)	249	(43)	438	536	223
Texas	(251)	3,659	(35)	(58)	(37)
Total net (recoveries) charge-offs	$(1,130)	$4,253	$4,641	$6,720	$1,932

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.08%	0.29%	0.31%	0.46%	0.13%
Provision for loan losses/average loans	-0.21%	-0.04%	0.23%	0.04%	0.22%
Nonperforming loans/total loans (incl LHFS)	1.47%	1.41%	1.38%	1.68%	1.76%
Nonperforming assets/total loans (incl LHFS)	3.55%	2.74%	2.79%	2.92%	3.02%
Nonperforming assets/total loans (incl LHFS) +ORE	3.48%	2.71%	2.75%	2.88%	2.99%
ALL/total loans (excl LHFS)	1.40%	1.41%	1.51%	1.50%	1.57%
ALL-commercial/total commercial loans	1.56%	1.59%	1.79%	1.81%	1.97%
ALL-consumer/total consumer and home mortgage loans	0.98%	0.97%	0.84%	0.81%	0.75%
ALL/nonperforming loans	92.29%	95.60%	103.56%	85.08%	85.92%
ALL/nonperforming loans -
(excl impaired loans)	145.83%	174.46%	174.09%	186.45%	181.11%

CAPITAL RATIOS
Common equity/total assets	11.42%	13.10%	12.95%	12.72%	12.50%
Tangible common equity/tangible assets	8.20%	10.28%	10.13%	9.90%	9.68%
Tangible common equity/risk-weighted assets	11.88%	14.56%	14.49%	14.30%	13.89%
Tier 1 leverage ratio	9.94%	10.97%	10.83%	10.63%	10.55%
Tier 1 common risk-based capital ratio	11.91%	14.63%	14.50%	14.36%	13.98%
Tier 1 risk-based capital ratio	13.09%	15.53%	15.40%	15.26%	14.87%
Total risk-based capital ratio	14.52%	17.22%	17.25%	17.12%	16.72%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On March 29, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), announced the signing of a definitive Branch Purchase and Assumption Agreement (the Agreement) pursuant to which TNB will acquire the two branches of SOUTHBank, F.S.B. (SOUTHBank), serving the Oxford, Mississippi market.  The Agreement contemplates the assumption of selected deposit accounts of approximately $11.8 million as well as the purchase of the physical branch offices.  The proposed transaction, which is subject to regulatory approval and customary closing conditions, is expected to be completed during the summer of 2013.  The proposed transaction is not material to Trustmark’s consolidated financial statements and is not considered a business combination in accordance with FASB ASC Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805.  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The estimated fair values were considered preliminary as of March 31, 2013 and are subject to refinement as additional information relative to the closing date fair values become available through the measurement period, not to exceed one year.

The acquisition of BancTrust is consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise.  The acquisition of BancTrust provided Trustmark entry into more than 15 markets in Alabama and enhanced the Trustmark franchise in the Florida Panhandle.  The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	951,011
Premises and equipment, net	57,146
Identifiable intangible assets	33,498
Other real estate	41,168
Other assets	98,373
Total Assets	1,851,878

Liabilities
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	30,812
Goodwill	75,262
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $75.3 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

The following table illustrates loans and other real estate acquired from BancTrust, the credit mark and the resulting fair values as of February 15, 2013:

	Balance	Total Credit Mark		Fair Value
	2/15/2013	$	%	2/15/2013
Loans secured by real estate:
Construction, land development and other land loans	$236,237	$100,045	42.3%	$136,192
Secured by 1-4 family residential properties	216,444	22,914	10.6%	193,530
Secured by nonfarm, nonresidential properties	329,026	28,140	8.6%	300,886
Other real estate secured	34,715	2,751	7.9%	31,964
Commercial and industrial loans	262,536	25,489	9.7%	237,047
Consumer loans	40,808	2,152	5.3%	38,656
Other loans	14,248	462	3.2%	13,786
Total loans acquired from BancTrust	1,134,014	181,953	16.0%	952,061
Other real estate	58,083	16,915	29.1%	41,168
Total loans and other real estate acquired from BancTrust	$1,192,097	$198,868	16.7%	$993,229

The operations of BancTrust are included in Trustmark’s operating results from February 15, 2013, and added revenue of $9.4 million and net income available to common shareholders, excluding non-routine transaction expenses, of approximately $2.0 million through March 31, 2013.  Such operating results are not necessarily indicative of future operating results.  Included in Trustmark’s noninterest expense during the first quarter of 2013 are non-routine BancTrust transaction expenses totaling approximately $9.4 million (change in control and severance expense of $1.4 million included in salaries and benefits; professional fees, contract termination and other expenses of $7.9 million included in other expense).

Bay Bank & Trust Company

On March 16, 2012, TNB completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock value at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805.  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain by $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

Loans acquired from Bay Bank were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$506	$-	$-	$-	$-
U.S. Government agency obligations
Issued by U.S. Government agencies	141,226	10	18	22	31
Issued by U.S. Government sponsored agencies	186,293	105,735	60,671	72,923	101,941
Obligations of states and political subdivisions	218,467	215,761	215,900	213,826	208,234
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	51,138	19,902	21,352	22,367	20,064
Issued by FNMA and FHLMC	241,365	208,564	237,886	264,018	286,169
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,090,516	1,466,366	1,565,290	1,570,226	1,619,920
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	377,070	399,780	381,207	354,453	330,318
Asset-backed securities	239,502	241,627	242,122	91,293	23,693
Corporate debt securities	-	-	-	3,679	5,294
Total securities available for sale	$3,546,083	$2,657,745	$2,724,446	$2,592,807	$2,595,664

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$33,071	$36,206	$37,669	$38,351	$40,393
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	2,932	3,245	3,435	3,745	4,089
Issued by FNMA and FHLMC	569	572	580	583	586
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	-	-	1,624	3,000	4,743
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	37,094	2,165	2,176	2,188	2,199
Total securities held to maturity	$73,666	$42,188	$45,484	$47,867	$52,010

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 92% of the portfolio in U.S. Government agency-backed obligations and other Aaa rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered subprime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$485,419	$468,975	$460,599	$464,349	$465,486
Secured by 1-4 family residential properties	1,372,901	1,497,480	1,511,514	1,621,865	1,722,357
Secured by nonfarm, nonresidential properties	1,385,669	1,410,264	1,397,536	1,392,293	1,419,902
Other real estate secured	174,680	189,949	184,804	192,376	199,400
Commercial and industrial loans	1,206,851	1,169,513	1,163,681	1,142,282	1,142,813
Consumer loans	160,253	171,660	181,896	196,718	210,713
Other loans	688,623	684,913	627,933	640,665	614,082
LHFI	5,474,396	5,592,754	5,527,963	5,650,548	5,774,753
Allowance for loan losses	(76,900)	(78,738)	(83,526)	(84,809)	(90,879)
Net LHFI	$5,397,496	$5,514,016	$5,444,437	$5,565,739	$5,683,874

ACQUIRED NONCOVERED LOANS BY TYPE	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$138,442	$10,056	$11,504	$13,154	$14,346
Secured by 1-4 family residential properties	209,658	19,404	18,032	18,954	20,409
Secured by nonfarm, nonresidential properties	339,953	45,649	47,114	53,272	54,954
Other real estate secured	32,208	669	378	512	695
Commercial and industrial loans	235,286	3,035	3,371	4,822	5,732
Consumer loans	32,694	2,610	2,575	3,153	4,188
Other loans	14,886	100	136	146	345
Noncovered loans	1,003,127	81,523	83,110	94,013	100,669
Allowance for loan losses	(1,961)	(1,885)	(817)	(62)	(37)
Net noncovered loans	$1,001,166	$79,638	$82,293	$93,951	$100,632

ACQUIRED COVERED LOANS BY TYPE	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$3,875	$3,924	$3,714	$3,683	$3,940
Secured by 1-4 family residential properties	20,980	23,990	24,949	27,218	30,221
Secured by nonfarm, nonresidential properties	17,355	18,407	28,291	27,464	30,737
Other real estate secured	3,365	3,567	4,198	4,580	5,087
Commercial and industrial loans	648	747	1,803	1,382	2,768
Consumer loans	179	177	172	205	206
Other loans	1,187	1,229	1,376	1,483	1,460
Covered loans	47,589	52,041	64,503	66,015	74,419
Allowance for loan losses	(4,497)	(4,190)	(3,526)	(1,464)	(736)
Net covered loans	$43,092	$47,851	$60,977	$64,551	$73,683

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	March 31, 2013
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$485,419	$2,540	$84,686	$246,754	$43,266	$108,173
Secured by 1-4 family residential properties	1,372,901	613	49,380	1,161,420	138,571	22,917
Secured by nonfarm, nonresidential properties	1,385,669	2,603	144,339	746,474	162,217	330,036
Other real estate secured	174,680	3,200	6,217	131,678	5,961	27,624
Commercial and industrial loans	1,206,851	6,191	12,711	813,092	98,209	276,648
Consumer loans	160,253	2,749	2,099	134,163	18,018	3,224
Other loans	688,623	2,246	24,392	562,682	33,835	65,468
Loans	$5,474,396	$20,142	$323,824	$3,796,263	$500,077	$834,090

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$50,532	$23	$32,081	$14,586	$1,202	$2,640
Development	80,771	188	9,457	47,150	4,436	19,540
Unimproved land	145,466	1,956	40,248	61,215	16,406	25,641
1-4 family construction	76,738	328	2,304	55,772	1,023	17,311
Other construction	131,912	45	596	68,031	20,199	43,041
Construction, land development and other land loans	$485,419	$2,540	$84,686	$246,754	$43,266	$108,173

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$157,141	$-	$41,108	$62,068	$22,836	$31,129
Office	159,386	-	37,048	83,666	8,452	30,220
Nursing homes/assisted living	98,842	-	-	90,576	3,957	4,309
Hotel/motel	62,254	-	391	27,077	25,451	9,335
Industrial	60,349	-	8,931	14,111	375	36,932
Health care	17,488	-	-	10,144	121	7,223
Convenience stores	8,660	-	-	4,776	1,393	2,491
Other	137,901	995	14,209	68,543	5,036	49,118
Total income producing loans	702,021	995	101,687	360,961	67,621	170,757

Owner-occupied:
Office	107,049	-	14,146	65,372	4,068	23,463
Churches	78,573	-	3,117	43,684	26,807	4,965
Industrial warehouses	91,497	-	1,312	42,958	3,012	44,215
Health care	107,527	-	14,203	62,078	15,650	15,596
Convenience stores	62,072	-	1,723	36,561	3,843	19,945
Retail	37,472	-	3,713	25,793	3,087	4,879
Restaurants	31,619	-	963	24,189	4,682	1,785
Auto dealerships	14,099	-	395	11,837	1,812	55
Other	153,740	1,608	3,080	73,041	31,635	44,376
Total owner-occupied loans	683,648	1,608	42,652	385,513	94,596	159,279

Loans secured by nonfarm, nonresidential properties	$1,385,669	$2,603	$144,339	$746,474	$162,217	$330,036

(1) - Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Securities – taxable	2.33%	2.44%	2.60%	2.94%	3.13%
Securities – nontaxable	4.44%	4.39%	4.43%	4.49%	4.63%
Securities – total	2.45%	2.58%	2.73%	3.06%	3.24%
Loans - LHFI & LHFS	4.76%	4.77%	4.90%	4.99%	5.07%
Acquired loans	8.93%	13.75%	13.52%	10.51%	12.36%
Loans - total	5.14%	4.98%	5.12%	5.14%	5.18%
FF sold & rev repo	0.25%	0.41%	0.36%	0.38%	0.25%
Other earning assets	4.15%	4.30%	4.25%	4.56%	3.89%
Total earning assets	4.26%	4.23%	4.39%	4.52%	4.60%

Interest-bearing deposits	0.30%	0.35%	0.39%	0.43%	0.50%
FF pch & repo	0.12%	0.14%	0.14%	0.20%	0.16%
Other borrowings	3.03%	2.72%	2.79%	2.85%	2.89%
Total interest-bearing liabilities	0.37%	0.41%	0.45%	0.50%	0.55%

Net interest margin	3.98%	3.94%	4.06%	4.15%	4.19%
Net interest margin excluding acquired loans	3.66%	3.77%	3.89%	4.03%	4.10%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

The net interest margin expanded 4 basis points during the first quarter primarily due to the significant increase in acquired loans from the BancTrust acquisition, which had an effective yield of approximately 5.80%, as well as a favorable decline in interest-bearing liabilities.  The net interest margin excluding acquired loans compressed 11 basis points as earning assets continued to reprice at lower rates, which was partially offset by lower deposit costs.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.3 million for the quarter ended March 31, 2013 compared to a net negative ineffectiveness of $1.0 million for the quarter ended March 31, 2012.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Mortgage servicing income, net	$4,267	$4,441	$3,984	$3,891	$3,886
Change in fair value-MSR from runoff	(2,460)	(2,631)	(2,751)	(2,320)	(2,106)
Gain on sales of loans, net	10,165	12,034	9,114	6,302	6,469
Other, net	(1,649)	(1,789)	2,608	3,139	64
Mortgage banking income before hedge ineffectiveness	10,323	12,055	12,955	11,012	8,313
Change in fair value-MSR from market changes	1,127	(418)	(3,282)	(5,926)	248
Change in fair value of derivatives	133	(306)	1,477	6,098	(1,266)
Net positive (negative) hedge ineffectiveness	1,260	(724)	(1,805)	172	(1,018)
Mortgage banking, net	$11,583	$11,331	$11,150	$11,184	$7,295

During the first quarter of 2013, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA.  The loans were subsequently sold to a third party under different repurchase provisions.  Trustmark will retain the servicing for these loans, which are fully guaranteed by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6).  A gain of $542 thousand resulted from the transaction and is included in the table above as "Gain on sales of loans, net."

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Partnership amortization for tax credit purposes	$(2,117)	$(3,202)	$(2,302)	$(1,491)	$(1,422)
Bargain purchase gain on acquisition	-	-	-	881	2,754
Decrease in FDIC indemnification asset	(1,365)	(743)	(609)	(2,289)	(81)
Other miscellaneous income	2,291	1,938	3,423	1,749	2,507
Total other, net	$(1,191)	$(2,007)	$512	$(1,150)	$3,758

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the second quarter of 2012, the bargain purchase gain for Bay Bank was increased $881 thousand from $2.8 million that was recorded during the first quarter of 2012, as the fair values associated with the Bay Bank acquisition were finalized.  In addition, during the first quarter of 2013, other noninterest income included a write-down of the FDIC indemnification asset of $1.4 million on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

During the third quarter of 2012, Trustmark completed the sale of the Performance Funds by Trustmark Investment Advisors, Inc. (TIA) to Federated Investors, Inc. (Federated) and certain of Federated’s subsidiaries, pursuant to the terms of the previously announced definitive agreement between Federated, TIA, and TNB.  The sale resulted in a gain of $1.2 million for Trustmark, which was recorded as other miscellaneous income.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loan expense	$2,995	$3,274	$3,150	$8,299	$5,525
Non-routine transaction expenses on acquisition	7,920	-	-	-	1,917
Amortization of intangibles	1,442	1,022	1,028	1,028	710
Other miscellaneous expense	5,694	6,158	6,221	5,572	4,916
Total other expense	$18,051	$10,454	$10,399	$14,899	$13,068

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2013, Trustmark incurred $7.9 million of non-routine BancTrust transaction expenses in other noninterest expense.  These non-routine transaction expenses include $2.2 million of professional fees and $5.7 of contract termination and other expenses.

During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan putback exposure.  This analysis, along with recent trends of increased mortgage loan putback activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in the second quarter of 2012.  At March 31, 2013, the reserve for mortgage loan servicing putback expenses totaled $7.3 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan putback requests.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2013 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended
			3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,325,508	$1,288,222	$1,273,605	$1,255,716	$1,228,502
Less:	Goodwill		(324,902)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(35,187)	(17,933)	(18,971)	(17,762)	(14,703)
	Total average tangible common equity		$965,419	$979,185	$963,530	$946,850	$922,695

	PERIOD END BALANCES
	Total shareholders' common equity		$1,352,946	$1,287,369	$1,278,015	$1,258,495	$1,241,520
Less:	Goodwill		(366,366)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(49,361)	(17,306)	(18,327)	(19,356)	(18,821)
	Total tangible common equity	(a)	$937,219	$978,959	$968,584	$948,035	$931,595

	TANGIBLE ASSETS
	Total assets		$11,850,515	$9,828,667	$9,872,159	$9,890,846	$9,931,593
Less:	Goodwill		(366,366)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(49,361)	(17,306)	(18,327)	(19,356)	(18,821)
	Total tangible assets	(b)	$11,434,788	$9,520,257	$9,562,728	$9,580,386	$9,621,668

	Risk-weighted assets	(c)	$7,891,580	$6,723,259	$6,684,820	$6,631,887	$6,707,026

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$24,866	$27,710	$29,904	$29,349	$30,320
Plus:	Intangible amortization net of tax		890	631	635	635	438
	Net income adjusted for intangible amortization		$25,756	$28,341	$30,539	$29,984	$30,758

	Period end common shares outstanding	(d)	67,151,087	64,820,414	64,779,937	64,775,694	64,765,581

	TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		10.82%	11.51%	12.61%	12.74%	13.41%
	Tangible common equity/tangible assets	(a)/(b)	8.20%	10.28%	10.13%	9.90%	9.68%
	Tangible common equity/risk-weighted assets	(a)/(c)	11.88%	14.56%	14.49%	14.30%	13.89%
	Tangible common book value	(a)/(d)*1,000	$13.96	$15.10	$14.95	$14.64	$14.38

	TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,352,946	$1,287,369	$1,278,015	$1,258,495	$1,241,520
	Eliminate qualifying AOCI		(5,709)	(3,395)	(7,248)	(3,654)	(1,537)
	Qualifying tier 1 capital		93,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(366,366)	(291,104)	(291,104)	(291,104)	(291,104)
	Adj to goodwill allowed for deferred taxes		13,388	13,035	12,683	12,330	11,978
	Other disallowed intangibles		(49,361)	(17,306)	(18,327)	(19,356)	(18,821)
	Disallowed servicing intangible		(5,153)	(4,734)	(4,421)	(4,358)	(4,589)
	Total tier 1 capital		$1,032,745	$1,043,865	$1,029,598	$1,012,353	$997,447
Less:	Qualifying tier 1 capital		(93,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$939,745	$983,865	$969,598	$952,353	$937,447

	Tier 1 common risk-based capital ratio	(e)/(c)	11.91%	14.63%	14.50%	14.36%	13.98%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity